UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2022

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 PLAZA DRIVE, 1ST FLOOR SECAUCUS, New Jersey	07094
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (201) 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described below under Item 5.07 of this Current Report on Form 8-K, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Freshpet, Inc. (the “Company”) held on October 3, 2022, the Company’s stockholders, upon the recommendation of the Company’s board of directors (the “Board”), approved the adoption of the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which amends and restates in its entirety the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Prior Certificate of Incorporation”).  The Certificate of Incorporation amends the Prior Certificate of Incorporation by adding a provision that permits stockholders the right to request that the Company call a special meeting of stockholders under certain circumstances (the “Special Meeting Proposal”), as set forth in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on August 22, 2022 (the “Proxy Statement”). The Board previously approved the Certificate of Incorporation.  On October 3, 2022, the Company filed the Certificate of Incorporation with the Secretary of State of the State of Delaware and the Certificate of Incorporation became effective on that date.

A more complete description of the Certificate of Incorporation is set forth in “Proposal No. 4 – Approval of the Special Meeting Proposal” in the Proxy Statement. Each of that description and the foregoing summary of the Certificate of Incorporation set forth under this Item 5.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Incorporation attached hereto as Exhibit 3.1, which is incorporated herein by reference.

The Board also approved the adoption of Amended and Restated Bylaws of the Company, dated as of October 4, 2022 (the “New Bylaws”), which amend and restate the Amended and Restated Bylaws of the Company dated as of June 27, 2022 (the “Existing Bylaws”) in their entirety.  The New Bylaws amend the Existing Bylaws by adding conforming changes to reflect the stockholder special meeting provisions included in the newly adopted Certificate of Incorporation and to make certain additional non-substantive changes to correct typographical errors in subsection references.  The New Bylaws are effective as of October 4, 2022.

The foregoing description of the New Bylaws set forth under this Item 5.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Bylaws attached hereto as Exhibit 3.2, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described above in Item 5.03, on October 3, 2022, the Company held its Annual Meeting. The number of shares of common stock present at the Annual Meeting was 45,413,778 shares, or approximately 94.95% of the shares of common stock outstanding on August 9, 2022, the record date for the Annual Meeting. The matters voted on were (1) the re-election of J. David Basto, Lawrence S. Coben, Walter N. George III, and Craig D. Steeneck to the Board of Directors; (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022; (3) the approval, by advisory vote, of the compensation of the Company’s named executive officers (“Say-on-Pay”); and (4) the approval of the Special Meeting Proposal via the Charter Amendment. On October 3, 2022, a representative from American Election Services, LLC, the independent inspector of elections for the Annual Meeting (as appointed by Broadridge Financial Solutions, Inc.), delivered a certification of the final voting results for the Annual Meeting. The final results for each proposal presented at the Annual Meeting are set forth below:

(1) Election of Directors. All nominees were elected to serve on the Board of Directors pursuant to the following votes:

DIRECTOR	FOR	AGAINST	ABSTAIN
J. DAVID BASTO	41,927,948	568,933	91,732
LAWRENCE S. COBEN	41,175,043	1,321,645	91,925
WALTER N. GEORGE III	40,947,656	1,549,705	91,252
CRAIG D. STEENECK	42,166,229	330,837	91,547

There were 2,825,165 broker non-votes for each director nominee with respect to this matter.

(2) Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022 was ratified with the following votes:

FOR	AGAINST	ABSTAIN
45,092,501	227,907	93,370

There were no broker non-votes with respect to this matter.

(3) Approval, by Advisory Vote, of the Compensation of the Company’s Named Executive Officers. The Say-on-Pay advisory proposal to approve executive compensation was approved with the following votes:

FOR	AGAINST	ABSTAIN
41,298,636	1,191,095	98,882

There were 2,825,165 broker non-votes with respect to this matter.

(4) Approval of an Amendment to the Company’s Certificate of Incorporation to Permit Stockholders the Right to Request that the Company Call a Special Meeting of Stockholders Under Certain Circumstances. The Special Meeting Proposal was approved with the following votes:

FOR	AGAINST	ABSTAIN
42,488,790	4,842	94,981

There were 2,825,165 broker non-votes with respect to this matter.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Sixth Amended and Restated Certificate of Incorporation of Freshpet, Inc. (filed herewith)
3.2	Amended and Restated Bylaws of Freshpet, Inc. (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: October 4, 2022	By:	/s/ Richard Kassar
Name: Richard Kassar
Title: Interim Chief Financial Officer